UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ◻

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◻	Preliminary Proxy Statement
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☑	Definitive Proxy Statement
◻	Definitive Additional Materials
◻	Soliciting Material Pursuant to §240.14a-12

Miromatrix Medical Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☑	No fee required
◻	Fee paid previously with preliminary materials
◻	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Dear Stockholder:

You are cordially invited to attend the 2022 Annual Meeting of Stockholders of Miromatrix Medical Inc. The meeting will be held on June 1, 2022, at 3:00 p.m. (Central Time), at the Company’s headquarters located at 6455 Flying Cloud Drive, Suite 107, Eden Prairie, Minnesota 55344. On or about April 29, 2022, a full set of proxy materials will be mailed to each stockholder.

Your vote is important. Whether or not you plan to attend the Annual Meeting in person, we hope you will vote as soon as possible. Please vote electronically over the Internet or, if you request and receive a paper copy of the proxy card by mail, you may vote by Internet or telephone or by returning your signed proxy card in the envelope provided. If you do attend the meeting and desire to vote in person, you may do so by following the procedures described in the proxy statement even if you have previously voted.

Anyone who attends the meeting in person will need to comply with state and local safety guidelines for attending such events. Accordingly, please note that you may be required to wear a self-provided mask and agree to practice social distancing to access the venue and attend the meeting. If you are experiencing any symptoms of COVID-19, or you suspect or believe that you have COVID-19 or were exposed to COVID-19 in the two weeks leading up to the meeting, then we ask that you please do not attempt to attend the meeting in person.

Sincerely,

Jeffrey Ross
Chief Executive Officer and Director

MIROMATRIX MEDICAL INC.
6455 Flying Cloud Drive, Suite 107
Eden Prairie, Minnesota 55344
(952) 942-6000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, JUNE 1, 2022

To the Stockholders of Miromatrix Medical Inc.:

Notice is hereby given that the 2022 Annual Meeting of Stockholders of Miromatrix Medical Inc. will be held on Wednesday, June 1, 2022, at 3:00 p.m. (Central Time), at the Company’s headquarters located at 6455 Flying Cloud Drive, Suite 107, Eden Prairie, Minnesota 55344, for the following purposes:

1.	Election of two directors, each for a three-year term;
2.	Ratification of the selection of Baker Tilly US, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and

to act on any other matters that may properly come before the meeting and any adjournment or postponement thereof.

The Board of Directors of the Company has fixed the close of business on April 14, 2022 as the record date for determining the stockholders entitled to notice of and to vote at the meeting and any adjournments thereof. The stock transfer books of the Company will not be closed.

By order of the Board of Directors,

James Douglas
Chief Financial Officer and Secretary

THE PROMPT SUBMISSION OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. YOU MAY VOTE BY MAIL, ONLINE OR BY PHONE IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH IN THE PROXY CARD, NOTICE OF INTERNET AVAILABILITY OR OTHER INSTRUCTIONS FROM THE HOLDER OF RECORD.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting to be held on June 1, 2022

The Notice and Proxy Statement, Annual Report on Form 10-K and Form of Proxy are

available at https://materials.proxyvote.com/60471P.

i

MIROMATRIX MEDICAL INC.

Proxy Statement

2022 Annual Meeting of Stockholders
Wednesday, June 1, 2022
3:00 p.m. CDT

GENERAL INFORMATION

Proxies are being solicited by the Board of Directors (the “Board”) of Miromatrix Medical Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), for use in connection with the annual meeting of stockholders to be held on Wednesday, June 1, 2022 and at any adjournment thereof. Only stockholders of record at the close of business on April 14, 2022 will be entitled to vote at such meeting.

The address of our principal executive office is 6455 Flying Cloud Drive, Suite 107, Eden Prairie, Minnesota 55344 and our telephone number is (952) 942-6000. The mailing of this proxy statement and a proxy card, or a Notice Regarding the Availability of Proxy Materials, to stockholders will commence on or about April 29, 2022.

Shares of Common Stock Outstanding on Record Date

Our common stock, par value $0.00001 per share, is our only outstanding voting security. At the close of business on April 14, 2022, which is the date selected by the Board for determining stockholders entitled to notice of and to vote at the meeting, there were 20,566,583 shares of our common stock issued and outstanding, each of which is entitled to one vote at the meeting.

Vote Required on Proposals

1.	Election of Directors— Provided that a quorum is present at the meeting, directors will be elected by a plurality of the votes cast, which means that the two nominees receiving the most votes will be elected.
2.	Ratification of Auditors—The affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy at the meeting and entitled to vote is required for approval of the proposal to ratify the appointment of auditors.

Abstentions and Broker Non-Votes

Abstentions and broker non-votes will be counted as present for purposes of determining the existence of a quorum at the meeting. However, shares of a stockholder who abstains or does not otherwise vote at the meeting or by proxy (including broker non-votes) will not be counted for the election of directors. An abstention will have the effect of a vote against the ratification of auditors. A stockholder who does not vote at the meeting, by proxy (including broker non-votes) or otherwise, on the ratification of auditors will have no effect on the outcome of that proposal.

Expenses of Soliciting

We will pay the cost of soliciting proxies. In addition to solicitation by the use of the mails, certain of our directors, officers and employees may solicit proxies by telephone, email or personal contact, and we have requested brokerage firms and custodians, nominees and other record holders to forward soliciting materials to the beneficial owners of our stock and will reimburse them for their reasonable out-of-pocket expenses in so forwarding such materials.

Stockholder Proposals

Stockholder proposals (other than director nominations) that are submitted for inclusion in our proxy statement for our Annual Meeting of Stockholders to be held in 2023 must follow the procedures and requirements of the federal securities laws, including Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be timely, such proposals must be received by us at our principal executive office no later than December 30, 2022.

If a stockholder does not submit a proposal for inclusion in our proxy statement but desires to propose an item of business to be considered at an annual meeting of stockholders or to nominate persons for election as a director at an annual meeting, then the stockholder must give timely written notice of such proposal or nominations to our corporate secretary at our principal executive office, which is 6455 Flying Cloud Drive, Suite 107, Eden Prairie, Minnesota 55344. To be timely under our Bylaws, we must receive notice of the stockholder’s intention to propose an item of business or to nominate persons for election as a director not less than 120 days before the first anniversary of the date of the preceding year’s annual meeting (unless the date of the next annual meeting is more than 30 days before or 60 days after such anniversary date, in which case such notice will be timely only if delivered not less than 120 days before the next annual meeting or, if later, within 10 days after the first public announcement of the date of such annual meeting), and the notice must otherwise comply with certain other requirements contained in our Bylaws as well as all applicable statutes and regulations.

Assuming that our next annual meeting of stockholders is held not more than 30 days before nor more than 60 days after the one-year anniversary of this year’s Annual Meeting, we must receive notice of a stockholder’s intention to propose an item of business or nominate persons for election as a director on or before February 1, 2023. A stockholder’s notice will not be deemed to be submitted until we have received all of the required information.

In addition to satisfying the requirements under our bylaws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to us at our principal executive offices no later than 60 calendar days prior to the first anniversary date of this year’s annual meeting. If the date of the annual meeting of stockholders to be held in 2023 is changed by more than 30 calendar days from the anniversary of this year’s annual meeting, then notice must be provided by the later of 60 calendar days prior to the date of the 2023 annual meeting or the 10th calendar day following the day on which public announcement of the date of the 2023 annual meeting is first made. Accordingly, for the 2023 annual meeting, we must receive such notice no later than April 2, 2023.

Meeting Admission

All stockholders as of the record date, or their duly appointed proxy holders, may attend the meeting. If you hold your shares in street name, then you must request a legal proxy from your broker or nominee to attend or vote at the meeting.

Anyone who attends the meeting in person will need to comply with state and local safety guidelines for attending such events. Accordingly, please note that you may be required to wear a self-provided mask and agree to practice social distancing to access the venue and attend the meeting. If you are experiencing any symptoms of COVID-19 or you suspect or believe that you have COVID-19 or were exposed to COVID-19 in the two weeks leading up to the meeting, then we ask that you please do not attempt to attend the meeting in person.

How to Vote

We encourage you to vote promptly. Internet and telephone voting are available through 10:59 p.m. (CDT) on Tuesday, May 31, 2022. Your methods of voting may differ depending on whether you are a “street name” or a “stockholder of record.”

If your shares are held in the name of a stockbroker, bank, trust or other nominee as a custodian, and this proxy statement was forwarded to you by that organization, then you are a “street name” holder and you must instruct your nominee as to your voting preferences. Please contact your nominee/custodian to do so. Because a beneficial owner is not the stockholder of record, you may not vote your shares in person at the meeting unless you obtain a legal proxy from the broker, bank, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting.

If you hold your shares directly, then you are a “stockholder of record” and you may vote your shares in advance of the meeting using one of the mail, phone or internet methods described on your proxy card or other voting instructions from the holder of record, including:

By Telephone

If you are located in the United States or Canada, you can vote your shares by calling the toll-free telephone number on your proxy card or in the instructions that accompany your proxy materials. You may vote by telephone 24 hours a day. The telephone voting system has easy-to-follow instructions and allows you to confirm that the system has properly recorded your votes. If you vote by telephone, you do not need to return your proxy card or your voting instruction form.

By Internet

You can also vote your shares by the Internet. Your proxy card indicates the website that you may access for Internet voting. You may vote by the Internet 24 hours a day. As with telephone voting, you will be able to confirm that the system has properly recorded your votes. If you hold your shares in street name, please follow the Internet voting instructions that accompany your proxy materials. You may incur telephone and Internet access charges if you vote by the Internet. If you vote by the Internet, you do not need to return your proxy card or your voting instruction form.

By Mail

If you are a holder of record and received a paper copy of the proxy card by mail, you can vote by marking, dating, and signing your proxy card and returning it by mail in the envelope provided. If you hold your shares in street name, you can vote by completing and mailing the voting instruction form.

At the Meeting

All stockholders of record as of the record date may vote in person at the meeting. Even if you plan to attend the meeting in person, the Company requests that you vote ahead of time using one of the other methods above to ensure that your vote is counted.

Revocation of Proxies

You can revoke your proxy at any time before your shares are voted if you (1) submit a written revocation to our corporate secretary at our executive offices before the meeting, or at the meeting, (2) submit a timely later-dated proxy (or voting instruction form if you hold shares in street name), (3) provide timely subsequent telephone or Internet voting instructions, or (4) vote at the meeting.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting to be held on June 1, 2022

The Notice and Proxy Statement, Annual Report on Form 10-K and Form of Proxy are
available at https://materials.proxyvote.com/60471P.

PROPOSAL 1:
ELECTION OF DIRECTORS

Our business is overseen by our Board with the number of directors fixed from time to time by the Board. The Board is divided into three classes as nearly equal in number as possible, and directors typically are elected to a designated class for a term of three years as follows:

Name	Age	Position(s)	Class
Paul Buckman	66	Chairperson of the Board of Directors	III
William Burke	53	Director	II
John Erb	73	Director	II
Lisa Wipperman Heine	58	Director	I
Peter Maag	55	Director	I
Jeffrey Ross	46	Chief Executive Officer and Director	III

Upon the recommendation of its Nominating and Corporate Governance Committee, the Board has fixed at two the number of directors to be elected at the meeting and has nominated Ms. Heine and Dr. Maag to stand for election, each to serve a term to expire at the conclusion of the third succeeding annual meeting of stockholders after her or his election, to hold office following election and qualification until her or his successor has been duly elected and qualified.

It is intended that the proxies solicited on behalf of the Board (other than proxies reflecting votes against or abstentions as to one or more nominees) will be voted at the meeting for the election of the above-identified nominees. If any nominee is unable to serve, the shares of common stock represented by all of these proxies will be voted for the election of a substitute as the Board may recommend.

The Board knows of no reason why either of the nominees, if elected, might be unable to serve. Except as described herein, there are no arrangements or understandings between any director or nominee and any other person pursuant to which the director or nominee was selected.

The following provides certain information regarding the nominees for the office of director and the current directors whose terms are scheduled to expire after the meeting:

Class I Nominees for Terms Expiring in 2025

Lisa Wipperman Heine has served on our Board since January 2022. Ms. Heine served as the President and Chief Executive Officer of PreCardia, Inc., an early-stage medical technology company developing an innovative catheter-based intervention for the treatment of acute decompensated heart failure, from January 2019 until May 2021, when it was acquired by Abiomed, Inc., a heart-failure treatment medical device company, where she served in a transition management role from May 2021 until December 2021. From 2015 to November 2018, Ms. Heine served as Chief Operating Officer of Mitralign, Inc., a venture backed medical technology company focused on transcatheter heart valve annuloplasty. From 2014 to 2015, she was Founder and Principal at deArca Strategic Solutions, LLC, a consulting firm focused on helping medical technology companies assess, develop and execute strategies related to market opportunities and technology adoption. From 2007 to 2014, Ms. Heine served in various executive and management positions with Covidien plc, which was a global health care products company and manufacturer of medical devices and supplies, last serving as Global Vice President of Medical Affairs, Vascular Therapies from 2013 to 2014, and Global Vice President of Clinical Affairs, Vascular Therapies from 2011 to 2012. She has serves on the boards of directors of Surmodics, Inc. (since 2017), Natus Medical Incorporated (since 2018), and Gradient Denervation Technologies (since 2022). Ms. Heine holds a B.A. from St. Olaf College and a M.S. from the University of Manitoba. We believe Ms. Heine is qualified to serve on our Board due to her significant experience in the medical technology industry, as well as her experience serving on boards of directors.

Peter Maag, Ph.D. has served on our Board since June 2021. He has served as a Director at BluLake Ventures since June 2021 and as member of the board of directors of CareDx, Inc. since 2012. Dr. Maag previously served as the Chief Executive Officer of CareDx from 2012 until November 2020 and as Executive Chair from November 2020 to November 2021. Prior to joining CareDx, Dr. Maag held numerous positions with increasing responsibility at Novartis International AG, a global healthcare company from 2001 to 2012, including Global Head of Novartis Diagnostics from 2009 to 2012. Dr. Maag also served as Country President for Novartis Pharma AG in Germany from 2006 to 2008, Country

President for Novartis’ Korea operations from 2003 to 2005, and the Head of Strategy for the pharmaceutical division of Novartis A.G. from 2001 to 2002. Dr. Maag also worked at McKinsey & Company, focusing on healthcare and globalization from 1995 to 2001. Besides supporting various healthcare and tech companies in their growth efforts, Dr. Maag serves on the boards of directors of PHOENIX Group, an integrated healthcare provider, and Personalized Medicine Coalition in Washington D.C. Dr. Maag studied pharmaceutical sciences at the University of Heidelberg and University of London and received his Ph.D. from the University of Berlin, Germany. We believe Dr. Maag is qualified to serve on our Board due to his extensive executive experience in healthcare industries, as well as his experience serving on boards of directors.

Class II Directors with Terms Expiring in 2023

William Burke has served on our Board since January 2022. Mr. Burke has served as Executive Vice President, Chief Financial Officer of Haemonetics Corporation since 2016. From 2014 to 2016, Mr. Burke served as Chief Integration Officer and Vice President, Integration for Medtronic plc, a global healthcare products company, and was a member of its Executive Committee. In that role, Mr. Burke was responsible for ensuring the successful integration of Medtronic with Covidien plc, a global healthcare company, following its acquisition by Medtronic. Prior to joining Medtronic, Mr. Burke spent more than 20 years in finance and business development leadership roles at Covidien, including Chief Financial Officer for Covidien Europe based in Zurich, Vice President of Corporate Strategy and Portfolio Management and Vice President of Financial Planning and Analysis. Previously, Mr. Burke also held key positions within Tyco Healthcare, including the Financial Controller of Valleylab, Managing Director of the Covidien Group in Switzerland and International Controller. He began his career as an auditor with KPMG. Mr. Burke received a B.S. in Business Administration from Bryant College. We believe Mr. Burke is qualified to serve on our Board due to his extensive executive leadership and his background in finance and operations.

John Erb has served on our Board since April 2017. Mr. Erb is currently Chairman of the Board for Nuwellis Inc., a global medical device company involved in the treatment of heart failure, and has been in that role since 2012. He also currently serves as Chairman of the Board of Directors for Osprey Medical. Mr. Erb is co-founder of NuAx, Inc. (formerly Cardia Access, Inc.), a medical device company involved in developing new devices for the treatment of heart disease. Previously, Mr. Erb served as Chairman of the Board of Directors for Vascular Solutions, Inc. (acquired by Teleflex Incorporated), and was a board member for CryoCath Technologies (acquired by Medtronic in 2008) and SenoRx, Inc. (acquired by CR Bard in 2010). From 2001 through 2006, Mr. Erb was Chief Executive Officer of CHF Solutions, Inc., a medical device company focused on the treatment of congestive heart failure that was acquired by Gambro. From 1997 through 2001, Mr. Erb was President and Chief Executive Officer of IntraTherapeutics, Inc., a medical device company involved in the development, manufacturing and distribution of peripheral vascular stents that was was acquired by Sulzer Medica. Other previous executive experience includes Vice President of Operations for Schneider Worldwide, a division of Pfizer, Inc.; ten years with Johnson & Johnson’s Iolab Division; and the start of his career with American Hospital Supply Corporation. Mr. Erb has a B.A. in Finance from California State University, Fullerton. We believe Mr. Erb is qualified to serve on our Board due to his significant executive experience in the medical technology industries, as well as his experience serving on boards of directors.

Class III Directors with Terms Expiring in 2024

Paul Buckman has served on our Board since April 2017. He has served as President, North America, for LivaNova PLC since 2017. Mr. Buckman was President of the Cardiovascular Divisions of both Boston Scientific and St. Jude Medical where he implemented significant growth strategies in both core and emerging technologies. He was also a co-founder, Chairman, and CEO of ev3 Inc., which was acquired by Covidien. Mr. Buckman has also had previous CEO roles with Conventus Orthopaedics, SentreHeart (sold to AtriCure), Pathway Medical (sold to Bayer Healthcare), and Devax (sold to Biosensors Intl.), in addition to executive management roles at DVI (sold to Eli Lilly) and American Hospital Supply. Mr. Buckman serves on the board of directors of Helius Medical Technologies, Inc., numerous private companies, including Ablative Solutions, Inc. ActivOrtho, Inc., NeuroOne, Inc., SentiAR, Inc., and Shoulder Innovations, Inc., in addition to the Medical Device Manufacturers Association. Mr. Buckman holds a M.B.A. and a B.A. in Business Administration, each from Western Michigan University. We believe Mr. Buckman is qualified to serve on our Board due to his significant background in the medical device industry, as well as his experience serving on boards of directors.

Jeffrey Ross, Ph. D. has served on our Board since 2017. His background and experience is more fully described under “Executive Officers” below. As our current Chief Executive Officer, Dr. Ross is uniquely qualified to serve as a member of our Board.

Required Vote and Board Recommendation

The Board recommends that you vote “FOR” each of the two nominees to the Board. The election of each nominee requires the affirmative vote of a plurality of the voting power of the stockholders present, whether in person or by proxy, and entitled to vote at the meeting, provided that a quorum is present. Except as otherwise directed, the proxies will vote all valid proxies for each of the two nominees identified above.

CORPORATE GOVERNANCE

Director Independence

Our Board has determined that each of Mr. Buckman, Mr. Burke, Mr. Erb, Ms. Heine and Dr. Maag, constituting a majority of the Board, are “independent directors” as defined in the applicable listing standards of The Nasdaq Stock Market LLC (“Nasdaq”). None of our directors are related to any other director, director nominee or executive officer of the Company.

Director Attendance at Annual Meetings

The Company does not have a formal annual meeting attendance policy. Dr. Ross attended the Company’s annual meeting of stockholders held in 2021.

Board Diversity Matrix (as of April 26, 2022)

The following table summarizes certain self-identified personal characteristics of our directors, in accordance with Nasdaq Rule 5605(f). Each term used in the table has the meaning given to it in that rule and related instructions.

Total Number of Directors	6
	Female	Male	Non-Binary	Did Not Disclose Gender
PART I: GENDER IDENTITY
Directors	1	5
PART II: DEMOGRAPHIC BACKGROUND
African American or Black
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	1	4
Two or More Races or Ethnicities		1
LGBTQ+
Did not Disclose Demographic Background

Board Leadership Structure

We have separate individuals serving as Chairperson of the Board and as Chief Executive Officer because we believe independent directors and management have different perspectives and roles in strategy development. The Chief Executive Officer is responsible for setting the strategic direction of the Company and managing the day-to-day leadership and performance of the Company, while the Chairperson provides guidance to the Chief Executive Officer, sets the agenda for meetings of the Board and presides over meetings of the full Board. We believe that this structure promotes active participation of the independent directors and strengthens the role of the Board in fulfilling its oversight responsibility and fiduciary duties to our stockholders while recognizing the day-to-day management direction of the Company by the Chief Executive Officer.

Risk Oversight

It is management’s responsibility to manage risk and bring to the Board’s attention the most material risks applicable to the Company. The Board has oversight responsibility of the processes established to report and monitor systems for material risks applicable to the Company. The Audit Committee provides oversight of management with respect to enterprise-wide risk management, which focuses primarily on risks relating to the Company’s ability to maintain appropriate levels of insurance coverage, financial and accounting risks, and legal and compliance risks, including oversight of internal controls over financial reporting. In addition, the Compensation Committee considers risks related to the attraction and retention of talent and risks relating to the design of compensation programs and arrangements. The Nominating and Corporate Governance Committee considers risks and best practices relating to corporate governance policies and procedures. The full Board considers strategic risks and opportunities and regularly receives detailed reports from management and the Board committees, with respect to their areas of responsibility for risk oversight.

Policies as to Hedging and Company Securities

Our insider trading policy provides that Company directors, officers and other employees (and their designees) are prohibited from, among other things: (a) purchasing Company securities on margin or pledging Company securities; (b) short selling Company securities; (c) buying or selling put or call options on Company securities; (d) purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or otherwise engaging in transactions that are designed to or have the effect of hedging or offsetting any decrease in the market value of equity securities (i) granted to the individual by the Company as part of the compensation of the individual or (ii) held, directly or indirectly, by the individual; or (e) engaging in limit orders or other pre-arranged transactions that execute automatically, except for “same-day” limit orders and approved 10b5-1 plans. Certain family and household members and other persons or entities whose decisions are directed, influenced or controlled by a covered person are also subject to the prohibition.

Board and Committee Meetings

During 2021, the Board held 16 meetings. In addition, directors frequently communicate with each other informally and, when appropriate, take action by written consent of all directors, or in the case of an action that does not require stockholder approval, the number of directors required to take the action at a meeting, as permitted by applicable state law and the Company’s Certificate of Incorporation, as amended. Each director attended at least 75% of the meetings of Board and any committee on which they serve during the most recently completed fiscal year.

Committee Membership

The Board has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. The following table sets forth the current membership of each of the Board’s standing committees:

Board Committee
	Audit	Compensation	Nominating and Corporate Governance	Independent Director
Paul Buckman	Member		Chair	✓
William Burke	Chair		Member	✓
John Erb	Member	Member		✓
Lisa Wipperman Heine	Member	Member		✓
Peter Maag		Chair	Member	✓
Jeffrey Ross

Our Board has evaluated independence for the members of each committee in accordance with Nasdaq listing standards and, with respect to the members of the Audit Committee, Rule 10A-3 of the Exchange Act. The membership and responsibilities of each committee complies with the listing requirements of Nasdaq.

Audit Committee

Under its charter, the Audit Committee must consist of at least three independent directors and its composition must otherwise satisfy Nasdaq and SEC requirements applicable to audit committees. The principal functions of the Audit Committee are to evaluate and review the Company’s financial reporting process and systems of internal controls. The Audit Committee evaluates the independence of the Company’s independent registered public accounting firm, recommends selection of the Company’s independent registered public accounting firm to the Board, approves fees to be paid to our independent registered public accounting firm, and reviews the Company’s financial statements with management and the independent registered public accounting firm. The Audit Committee has recommended to the Board the appointment of Baker Tilly US, LLP to serve as the Company’s independent registered public accounting firm for 2022. The Audit Committee held 2 meetings during 2021.

Our Board has affirmatively determined that each of the members of the committee satisfy the additional independence requirements for audit committee members pursuant to the Nasdaq listing standards and the rules and regulations promulgated by the SEC. The Board has further determined that Mr. Burke qualifies as an “audit committee financial expert” as defined by Item 407(d)(5) of Regulation S-K under the Securities Act of 1933, as amended.

Report of the Audit Committee

In accordance with its written charter adopted by the Board, the Audit Committee assists the Board with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company. A copy of the Audit Committee charter, which has been adopted by the Board and further describes the role and responsibilities of the Audit Committee, is available online in the “Investor Relations” section of our website at www.miromatrix.com.

In discharging its duties, the Audit Committee:

(1)	reviewed and discussed the audited financial statements included in the annual report on Form 10-K for 2021 with management;
(2)	discussed with the independent auditors the matters required to be discussed by the applicable Public Company Accounting Oversight Board (“PCAOB”) standards and the SEC; and
(3)	received the written disclosures and the letter from the independent accountant required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with the independent accountant matters relating to their independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2021, for filing with the SEC.

Paul Buckman
William Burke (Chair)
John Erb
Lisa Wipperman Heine

Compensation Committee

Our Board has affirmatively determined that each of the members of the Compensation Committee satisfy the additional independence requirements for compensation committee members pursuant to the Nasdaq listing standards.

The Board has authorized the Compensation Committee to, among other duties, develop the Company’s compensation strategy, review compensation policies and plans for the Company’s executive officers, and administer the Company’s compensation plans. Neither the Compensation Committee nor the Board engaged compensation consultants to assist in determining or recommending the amount or form of compensation for executive officers or directors for compensation paid during 2021. The Chief Executive Officer may give the Compensation Committee input in regard to the compensation of the Chief Financial Officer and other executive officers, but the Chief Executive Officer is not present during voting or deliberations relating to his own compensation. The Compensation Committee operates under a written charter approved by the Board, a copy of which is available in the “Investor Relations” section of our website at www.miromatrix.com. The Compensation Committee held 3 meetings during 2021.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is responsible for oversight of our corporate governance policies and procedures, our codes of conduct and other corporate governance matters. In addition, our Nominating and Corporate Governance Committee makes recommendations to our Board regarding candidates for directorships and the size and composition of our Board and its committees. The Nominating and Corporate Governance Committee acts pursuant to a written charter approved by the Board, a copy of which is available in the “Investor Relations” section of our website at www.miromatrix.com. The Nominating and Corporate Governance Committee did not hold any meetings during 2021.

Director Nominations

The Nominating and Corporate Governance Committee is responsible for identifying and recommending director nominees for nomination by the full Board. Stockholders may recommend a nominee to be considered by the Nominating and Corporate Governance Committee by submitting a written proposal to the Chairperson of the Board, at 6455 Flying Cloud Drive, Suite 107, Eden Prairie, Minnesota 55344. Any notice of a stockholder nomination must satisfy the timing and content requirements of our Bylaws and must be accompanied by a written statement from the proposed nominee consenting to being named as a nominee and to serve as a director if elected.

When selecting candidates for recommendation to the Board, the Nominating and Corporate Governance Committee considers the attributes of the candidates and the needs of the Board and reviews all candidates in the same manner, regardless of the source of the recommendation. In evaluating director nominees, the Nominating and Corporate Governance Committee seeks to confirm that candidates meet certain minimum qualifications, including being able to read and understand basic financial statements, being familiar with our business and industry, having high moral character and mature judgment, and possessing the ability to work collegially with others. In addition, factors such as the following are also considered:

●	appropriate size and diversity of the Board;
●	needs of the Board with respect to particular talent and experience;
●	knowledge, skills and experience of a nominee;
●	experience in domestic and international business matters;
●	familiarity with legal and regulatory requirements;
●	familiarity with accounting rules and practices; and
●	the desire to balance the benefit of continuity with the periodic integration of a fresh perspective provided by a new member.

The Nominating and Corporate Governance Committee does not have a formal diversity policy at this time. However, as summarized above, the Nominating and Corporate Governance Committee seeks to nominate candidates with a diverse range of knowledge, experience, skills, expertise, and other qualities that will contribute to the overall effectiveness of the Board. Moreover, potential nominees are not discriminated against on the basis of sex, religion, national origin, sexual orientation, disability or other basis proscribed by law.

STOCKHOLDER COMMUNICATIONS TO THE BOARD OF DIRECTORS

Any stockholder wishing to communicate with the Board should send the communication, in written form, to our corporate secretary at the Company’s principal place of business at 6455 Flying Cloud Drive, Suite 107, Eden Prairie, Minnesota 55344. The corporate secretary will promptly send the communication to each member of the Board identified on the communication.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires that our directors and executive officers file initial reports of ownership and reports of changes in ownership with the SEC. Directors and executive officers are required to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to us and written representations from our directors and executive officers, all Section 16(a) filing requirements were met for 2021, except with respect to a late report on Form 3 reporting no holdings and filed by John Barry on September 30, 2021.

EXECUTIVE OFFICERS

As of the date of this proxy statement, the executive officers of the Company consisted of the following individuals:

Name	Age	Position(s)
Jeffrey Ross	46	Chief Executive Officer
James Douglas	49	Chief Financial Officer
John Barry	48	Vice President of Research and Development

Jeffrey Ross, Ph.D., has been our Chief Executive Officer and has served on our Board since 2017. Previously, he was our Vice President of Product Development from 2010 to 2017. Dr. Ross started his industry career at Guidant leading a biologics group for new cardiovascular therapies. Following his work at Guidant, he worked at Athersys assisting with the commercialization and scale up of stem cell technologies. He then served as Director of Research and Commercial Development of Advanced Therapeutics at SurModics. Dr. Ross has over 30 published and issued patents along with leading publications in Nature and the Journal of Clinical Investigation. He holds a M.S. in Biomedical Engineering and a Ph.D. in Molecular, Cellular and Developmental Biology, from the University of Minnesota.

James Douglas has been our Chief Financial Officer since March 2022, and brought with him over 25 years of experience in investment banking, industry, and public accounting. Prior to joining the Company, Mr. Douglas was a Managing Director at Piper Sandler in the healthcare investment banking group, where he advised biotechnology and medical technology companies on mergers and acquisitions and financing transactions, as well as providing a broad range of strategic guidance. Prior to his work at Piper Sandler, Mr. Douglas worked at Abbott Laboratories in the corporate financial planning division and global pharmaceutical operations division (now AbbVie). Before his work at Abbott Laboratories, Mr. Douglas worked at PricewaterhouseCoopers providing audit and transaction services. Mr. Douglas holds a bachelor’s degree in Accounting from the University of Wisconsin – Milwaukee and a M.B.A. specializing in analytical finance and marketing from the J.L. Kellogg School of Management at Northwestern University. He is also a certified public accountant (inactive).

John Barry, Ph.D., FRSC has been our Vice President of Research and Development since August 2021. Dr. Barry has close to 20 years of experience leading global development teams and managing transformative change in large and mid-size companies. Prior to joining the Company, Dr. Barry was Vice President of Research and Development at Emergent BioSolutions from July 2018 to August 2021, where he built an international research and development team and pipeline around products for emergency use. He previously worked at Baxter International Inc. from 2008 to July 2018, holding various positions from benchtop scientist to leading research and development for the Biosurgery Business Unit as a Senior Director of Research and Development. Dr. Barry has authored more than 50 peer-reviewed publications, conference abstracts and a book chapter and is a co-inventor on multiple patents related to hemostats, sealants and tissue repair/regeneration. He has served as a principal investigator on grants, awards, and contracts from leading government agencies and not-for-profit organizations, including the National Institutes of Health (NIH), Biomedical Advanced Research and Development Authority (BARDA) and the U.S. Department of Defense. Dr. Barry holds a Ph.D. from the University of Nottingham (U.K.). Dr. Barry is a Fellow of the Royal Society of Chemistry (U.K.) and adjunct faculty at the Stritch School of Medicine, Loyola University, Chicago.

PROPOSAL 2:
RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board, acting on the recommendation of its Audit Committee, has selected Baker Tilly US, LLP (“Baker Tilly”) as the Company’s independent registered public accounting firm for 2022. Baker Tilly was the Company’s independent registered public accounting firm for the most recently completed fiscal year.

Notwithstanding its selection of Baker Tilly, the Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders. If the appointment of Baker Tilly is not ratified by our stockholders, the Audit Committee may reconsider whether it should appoint another independent registered public accounting firm.

A representative of Baker Tilly is expected to be present at the meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions regarding preparation of the Company’s financial statements.

Independent Registered Public Accounting Firm Fees

The following table presents fees billed by Baker Tilly to the Company for the audit of the Company’s annual financial statements, the review of the Company’s interim financial statements, and various other audit and non-audit services provided for the fiscal years identified:

	Fiscal Year Ended December 31,
Category	2021	2020
Audit Fees(a)	$170,617	$176,250
Audit-Related Fees(b)	95,000	-
Tax Fees(c)	9,025	8,365
All other Fees	-	-
Total	$274,642	$184,615

(a)	Includes professional services rendered for the audit of the Company's annual financial statements and review of financial statements included in Forms 10-Q, or services normally provided in connection with statutory and regulatory filings (i.e., attest services required by FDICIA or Section 404 of the Sarbanes-Oxley Act), including out-of-pocket expenses, and a single audit under Government Auditing Standards.
(b)	Audit-related fees represent fees for services relating to comfort letters, consents and registration statement filings.
(c)	Tax fees consist of professional fees primarily for tax compliance services.

Baker Tilly did not provide any other services to the Company in the periods covered other than those summarized above.

Audit Committee Pre-Approval

Pursuant to its written charter, the Audit Committee is responsible for pre-approving all audit and permitted non-audit services to be performed for the Company by its independent registered public accounting firm or any other auditing or accounting firm. During the year, circumstances may arise that could require the engagement of the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, we will obtain pre-approval of the Audit Committee before engaging the independent registered public accounting firm.

All audit services and audit-related services incurred during 2021 and 2020, as applicable, were pre-approved by our Audit Committee.

Required Vote and Board Recommendation

The Board recommends that you vote “FOR” the ratification of the appointment of Baker Tilly as the Company’s independent registered public accounting firm. Approval of the proposal requires the affirmative vote of a majority of the voting power of the stockholders present, whether in person or by proxy, and entitled to vote at the meeting, provided that a quorum is present.

EXECUTIVE COMPENSATION

The following discussion focuses on compensation paid for 2021 to the following named executive officers, as defined under U.S. Securities and Exchange Commission rules (the “Named Executives”):

●	Jeffrey Ross, Chief Executive Officer;
●	Brian Niebur, Vice President of Finance (served as Chief Financial Officer until March 2022); and
●	Laji Kattungal, Vice President of Quality.

Executive Compensation Components for 2021

We provide a compensation package to our executive officers, including base salary, cash incentive compensation, certain perquisites and participation in benefit arrangements that are generally available to all salaried employees, such as health and retirement plans. We have also periodically awarded our executive officers with long-term equity incentive grants in the form of restricted stock units or stock options. Our executives are eligible to participate in any employee benefit plan that provides opportunities to earn equity incentive compensation. Accordingly, our executives are eligible to participate in our equity incentive plans and the Board may grant equity awards to the executives thereunder.

Base Salary

Salaries for our executive officers are determined and paid on an annual basis and, for 2021, were established by our Compensation Committee in accordance with the terms of any executive officer’s employment agreement with the Company.

Dr. Ross had a base salary of $300,000 from January 1, 2021 through June 30, 2021. On August 31, 2021, the Company entered into an amended employment agreement with Dr. Ross that provides for Dr. Ross’s continued service as the Company’s Chief Executive Officer. In accordance with the amended employment agreement, Dr. Ross’s annual base salary was increased to $550,000 effective as of July 1, 2021.

Mr. Niebur had an annual base salary of $165,979 from January 1, 2021 through June 30, 2021. On August 31, 2021, the Company entered into an employment agreement with Mr. Niebur that provides for Mr. Niebur’s continued service as the Company’s Chief Financial Officer. In accordance with the employment agreement, Mr. Niebur’s annual base salary was increased to $390,000 effective as of July 1, 2021. The agreement further provided that, if Mr. Niebur was no longer employed in the role of Chief Financial Officer, then his annual base salary would be reduced to an annual rate of $350,000, which provision took effect in March 2022.

Mr. Kattungal received a base salary of $242,600 for the entirety of 2021.

The Compensation Committee references publicly available data in establishing base salaries of executive officers following our initial public offering. The Compensation Committee also considers the Chief Executive Officer’s recommendations as to compensation for the Company’s other executive officers. The Compensation Committee uses a subjective process to set base salaries and does not specifically weight any factors. Based upon the information reviewed, the Compensation Committee sets the compensation for each executive officer. The Chief Executive Officer is not present during the committee’s deliberations or voting on his compensation.

Cash Incentive Compensation

The Company maintains an annual bonus plan under which our Named Executives, together with other executives and key employees of the Company, are eligible to earn an annual bonus based on the level of achievement of corporate objectives, individual objectives, or a combination of the two. In April 2021, the Compensation Committee established incentive bonus targets for executive officers of the Company, including the Named Executives to provide an opportunity for each participant to earn a cash bonus based on performance against established objectives. For 2021, our Chief Executive Officer’s payout was determined entirely based on the level of achievement of corporate objectives, while payouts for Mr. Niebur and Mr. Kattungal were determined based on a combination of corporate and individual objectives. The Company’s primary focus for 2021 related to key objectives and milestones with respect to the development and testing of select protocols and products. Based on the Compensation Committee’s assessment of 2021 performance, each of the Named Executives received a cash incentive payment in the amount disclosed in the Summary Compensation Table in respect of 2021 performance.

Equity Compensation

The Company maintains the 2021 Equity Incentive Plan to assist in attracting, retaining, motivating and rewarding certain key employees, officers, directors, and consultants, including the Named Executives, which promotes the creation of long-term value for stockholders by closely aligning the interests of such individuals with those of our stockholders.

On October 1, 2021, the Board granted 50,000 option awards to Mr. Niebur. These shares were granted pursuant to the 2021 Equity Incentive Plan. These options vest in four equal installments on each of the first four anniversaries of the date of grant, subject to Mr. Niebur’s continued employment with the Company.

On October 1, 2021, the Board granted 8,000 restricted stock units to Mr. Niebur. These restricted stock units were granted pursuant to the 2021 Equity Incentive Plan. The risk of forfeiture for these restricted stock units will lapse in four equal installments on each of the first four anniversaries of the date of grant, subject to Mr. Niebur’s continued employment with the Company.

No other equity-based compensation was granted to the Named Executives for 2021.

Perquisites and Other Benefits

We believe that providing perquisites to our executive officers is beneficial because it improves our ability to retain qualified leaders and is consistent with the practice of similarly sized companies in our industry. Our executive officers are eligible to participate in our group health, disability and life insurance plans and, beginning in 2022, will receive matching contributions to a 401(k) plan, which are benefits that are generally available to all of our full-time employees. The goal of these programs is to promote health and welfare benefits.

Employment Agreements

We are party to employment agreements with certain key employees, including Dr. Ross and Mr. Niebur, and our current Chief Financial Officer, James Douglas. The employment agreements provide for initial annual base salaries, subject to periodic reviews for increases by the Compensation Committee. In addition, each such executive officer is eligible to earn an incentive bonus on the terms and conditions established by the Committee from time to time, as discussed above.

The employment agreements provide that if the executive officer’s employment is terminated by the Company, the Company is obligated to pay to the executive officer his base salary earned through the date of termination and the value of his paid time off accrued and unused through the date of termination. In addition, upon a termination of employment by the Company for any reason other than for “cause,” or termination by the executive officer for “good reason,” each term as defined in the employment agreement, the executive officer will be entitled to payments in an amount equal to six months (12 months in the case of Dr. Ross) of his then-current annual base salary, less customary deductions, payable in regular installments during the six-month period immediately following the date of termination, and health insurance benefits for the six months following the date of termination.

In addition to the specific terms summarized above, each executive officer is eligible to participate in the standard employee benefit plans generally available to employees of the Company, including health insurance, life and disability insurance, awards under the Company’s equity compensation plan(s), 401(k) plan, and paid time off and paid holidays.

Summary Compensation Table

The following table provides information regarding the compensation earned for 2021 and 2020 by our named executive officers:

			Restricted		Non-Equity
		Salary	Stock Units	Option Awards	Incentive Plan	Total
Name and Principal Position	Year	($)	($)(a)	($)(b)	Compensation ($)(c)	($)
Jeffery Ross	2021	425,000	—	—	141,750	566,750
Chief Executive Officer	2020	300,000	—	—	22,500	322,500
Brian Niebur(d)	2021	277,990	55,760	141,931	71,592	547,273
Vice President of Finance	2020	161,773	—	—	16,177	177,950
Laji Kattungal(e)	2021	242,600	—	—	45,488	288,088
Vice President of Quality	2020	110,323	—	77,275	10,000	197,598

(a)	The value of restricted stock unit in this table represents the fair value of such awards granted during the fiscal year, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“Topic 718”). The assumptions used to determine the valuation of the awards are discussed in Note 8 to our audited financial statements, included in our Annual Report on Form 10-K for the year ended December 31, 2021.
(b)	The value of option awards in this table represents the fair value of such awards granted during the fiscal year, as computed in accordance with Topic 718. The assumptions used to determine the valuation of the awards are discussed in Note 8 to our audited financial statements, included in our Annual Report on Form 10-K for the year ended December 31, 2021.
(c)	Represents incentive compensation based on our achievement of corporate objectives, individual objectives, or a combination of the two. See “Cash Incentive Compensation” above for additional discussion.
(d)	Mr. Niebur served as our Company’s Chief Financial Officer until March 2022.
(e)	Mr. Kattungal’s employment began on July 16, 2020.

Outstanding Equity Awards at December 31, 2021

The following table sets forth certain information regarding equity awards granted to our named executive officers and outstanding as of December 31, 2021:

		Option Awards					Stock Awards
		Number of	Number of
		Securities	Securities				Number of		Market Value
		Underlying	Underlying				Shares of		of Shares of
		Unexercised	Unexercised		Option	Option	Stock That		Stock That
		Options (#)	Options (#)		Exercise Price	Expiration	Have Not		Have Not
Name	Grant Date	Exercisable	Unexercisable		($)	Date	Vested (#)		Vested ($)
Jeffrey Ross	3/23/2012	35,438	—		1.25	3/23/2022	—		—
	12/7/2012	37,500	—		1.25	12/7/2022	—		—
	3/1/2014	41,250	—		3.75	3/1/2024	—		—
	1/16/2015	43,750	—		3.75	1/16/2025	—		—
	1/1/2016	33,688	—		3.75	1/1/2026	—		—
	2/22/2017	39,375	—		3.75	2/22/2027	—		—
	3/1/2017	100,000	—		3.75	3/3/2027	—		—
	5/30/2018	51,537	17,177	(a)	3.75	5/30/2028	—		—
	1/3/2022	—	1,500	(b)	4.73	1/3/2032	—		—
	1/13/2022	—	100,000	(c)	4.20	1/13/2032	—		—
	1/13/2022	—	—		—	—	50,000	(d)	234,500
Brian Niebur	1/1/2016	50,000	—		3.75	1/1/2026	—		—
	2/22/2017	30,000	—		3.75	2/22/2027	—		—
	5/30/2018	47,811	15,936	(a)	3.75	5/30/2028	—		—
	10/1/2021	—	50,000	(e)	6.97	10/1/2031	—		—
	10/1/2021	—	—		—	—	8,000	(f)	37,520
	1/3/2022	—	1,500	(b)	4.73	1/3/2032	—		—
	1/13/2022	—	20,000	(c)	4.20	1/13/2032	—		—
	1/13/2022	—	—		—	—	10,000	(d)	46,900
Laji Kattungal	7/16/2020	20,000	60,000	(g)	3.75	7/16/2030	—		—
	1/3/2022	—	1,500	(b)	4.73	1/3/2032	—		—
	1/13/2022	—	20,000	(c)	4.20	1/13/2032	—		—
	1/13/2022	—	—		—	—	10,000	(d)	46,900

(a)	Option grant vests in four equal installments on each of the first four anniversaries of the date of grant (May 30, 2018), subject to the executive’s continued employment with the Company. As of December 31, 2021, the first three installments of the option had vested.
(b)	Option grant vests on the first anniversary of the date of grant (January 3, 2022), subject to the executive’s continued employment with the Company.
(c)	Option grant vests in four equal installments on each of the first four anniversaries of the date of grant (January 13, 2022), subject to the executive’s continued employment with the Company.
(d)	The risk of forfeiture for these restricted stock units will lapse in four equal installments on each of the first four anniversaries of the date of grant (January 13, 2022), subject to the executive’s continued employment with the Company.
(e)	Option grant vests in four equal installments on each of the first four anniversaries of the date of grant (October 1, 2021), subject to the executive’s continued employment with the Company.
(f)	The risk of forfeiture for these restricted stock units will lapse in four equal installments on each of the first four anniversaries of the date of grant (October 1, 2021), subject to the executive’s continued employment with the Company.
(g)	Option grant vests in four equal installments on each of the first four anniversaries of the date of grant (July 16, 2020), subject to the executive’s continued employment with the Company. As of December 31, 2021, the first installment of the option had vested.

DIRECTOR COMPENSATION

The director compensation program for 2021 provided non-employee directors with a combination of cash and shares of restricted stock for each such director, depending on leadership roles held during 2021.

The Compensation Committee conducts periodic reviews of the compensation of non-employee directors. For 2021, an analysis of both total director compensation and the mix of cash and equity compensation was provided by management of the Company based on available market data.

Each non-management director of the Company receives:

●	An annual restricted stock unit (“RSU”) grant on the date of each annual meeting of stockholders at which the director is elected to the board or continues to serve as a director, the number of RSUs calculated by dividing $50,000 by the closing sale price for a share of the Company’s common stock on the Company’s principal stock exchange on the date of grant. Each grant will vest in full on the earlier of one year after the date of grant or the date of the next year’s annual meeting of stockholders, provided the director remains a member of the board as of the vesting date. RSUs will settle in shares no later than March 15 of the calendar year following the date of vesting.
●	An annual cash retainer of $50,000, payable in quarterly installments, in arrears, on the last business day of each calendar quarter.

Each of the following positions, if held by a non-management director of the Company, entitled them to the corresponding fee for 2021:

●	Chairperson of the Board$50,000
●	Audit Committee Chair$12,500
●	Compensation Committee Chair$10,000
●	Nominating and Corporate Governance Committee Chair$10,000

The Company reimburses a director’s reasonable expenses in connection with attending board and committee meetings. For directors joining the Company during a period between annual meetings, all amounts will be prorated based on the percentage of the year until the next annual meeting.

The following table provides information regarding compensation paid to and earned by non-employee directors during 2021:

	Fees Earned or
	Paid in Cash	Stock Awards		Total
Non-Employee Director	($)	($)(a)		($)
Paul Buckman	82,110	50,000	(b)	132,110
Ronald Eibensteiner(c)	50,000	—		50,000
John Erb	57,449	50,000	(b)	107,449
Mahesh Krishnan(c)	—	—		—
Peter Maag	31,151	200,000	(d)	231,151
Mark Wagner(c)	60,000	—		60,000

(a)	Amounts shown in this column do not reflect dollar amounts actually received by our directors. Instead, these amounts reflect the aggregate grant date fair value of each award granted in 2021 computed in accordance with the provisions of Topic 718. Assumptions used in the calculation of these amounts are included in Note 8 of our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
(b)	RSUs scheduled to vest and settle into 5,555 shares of common stock on the earlier of the first anniversary of the date of grant (June 23, 2021) and the date of this year’s annual meeting.
(c)	Resigned all positions with the Board of Directors in June 2021.
(d)	Includes (i) an initial equity award in connection with joining the Board having a target value of $150,000 and consisting of RSUs eligible to vest and settle into 16,666 shares of common stock, with the first third scheduled to vest on the first anniversary of the date of grant (June 23, 2021) and the remaining shares vesting ratably in eight installments each quarter thereafter and (ii) RSUs scheduled to vest and settle into 5,555 shares of common stock on the earlier of the first anniversary of the date of grant (June 23, 2021) and the date of this year’s annual meeting.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information concerning equity compensation arrangements as of December 31, 2021:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	3,577,469(a)	$3.99 per share	1,095,836(b)
Equity compensation plans not approved by security holders	100,000(c)	$1.25 per share	-
Total	3,677,469	$3.92 per share	1,095,836

(a)	Consisted of shares of our common stock underlying 2,740,305 stock options under the 2010 Stock Incentive Plan, 366,500 stock options under the 2019 Equity Incentive Plan, and 419,333 stock options and 51,331 restricted stock units under the 2021 Equity Incentive Plan.
(b)	Consisted of shares of our common stock available for future awards under the 2021 Equity Incentive Plan. No further awards are authorized for grant under the 2010 Stock Incentive Plan or the 2019 Equity Incentive Plan.
(c)	Consisted of warrants to purchase shares of our common stock issued to a former director before our initial public offering.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We describe below transactions or series of similar transactions, since January 1, 2020 or currently proposed, to which we were a party or will be a party, in which:

●	the amounts involved exceeded the lesser of $120,000 or one percent of the average of our total assets at the end of the last two completed fiscal years; and
●	a director, executive officer, beneficial owner of more than 5% of any class of our voting securities or any member of their immediate family had or will have a direct or indirect material interest.

Other than as described below, there have not been, nor are there any currently proposed, transactions or series of similar transactions meeting this criteria to which we have been or will be a party other than compensation arrangements, which are described where required under the sections titled “Executive Compensation” and “Director Compensation.”

Series C Convertible Preferred Stock

In May and June 2021, we issued shares of Series C Convertible Preferred Stock (“Series C Preferred”) at a price per share of $7.50 per share. All shares of Series C Convertible Preferred Stock converted into shares of our common stock in connection with the closing of our initial public offering in June 2021. The following table summarizes purchases of Series C Convertible Preferred Stock by related parties, each of which was then a beneficial owner of greater than 5% of our common stock or became one as a result of the transaction:

Related Party	Shares of Series C Convertible Preferred Stock	Total Purchase Price
Baxter Healthcare Corporation(a)	2,000,000	$15,000,000(b)
Cheshire MD Holdings, LLC	1,004,887(c)	$7,176,653(d)
CareDx, Inc.(e)	666,667	$5,000,000(b)

(a)	Affiliate of Baxter International Inc.
(b)	Via subscription agreement.
(c)	Includes 48,000 shares received through cashless exercise of warrants.
(d)	Represents balance outstanding under the Cheshire Note.
(e)	Beneficial owner of less than 5% of our common stock as of December 31, 2021.

Cheshire Convertible Promissory Note

In March 2020, the Company borrowed $6,000,000 from Cheshire MD Holdings, LLC (“Cheshire”), an affiliate of DaVita Inc., and issued a convertible promissory note (the “Cheshire Note”) and a warrant (the “Cheshire Warrant”). The Cheshire Note was unsecured and scheduled to mature on September 6, 2021. The Cheshire Note initially bore interest at 5.0% per annum and was subject to 2.0 % monthly increases starting with May 2020 up to a maximum of 20.0%. The

Cheshire Warrant was a five-year warrant immediately exercisable for 10,000 shares at a purchase price of $7.50 per share, which price equaled the conversion price of the Cheshire Note. The Company issued additional warrants to purchase 1,000 shares on the same terms for every month that the Cheshire Note remained outstanding beginning with May 2020. In June 2021, the Cheshire Note and all accrued interest was converted into shares of the Company’s Series C Convertible Preferred Stock and the warrants were all exercised on a cashless basis (see above).

CareDx Memorandum of Understanding

In May 2021, we entered into a memorandum of understanding with CareDx, Inc., then a beneficial owner of greater than 5% of our common stock, relating to (i) the development of a formal collaboration agreement and (ii) whereby we are obligated to source our requirements for donor-derived cell-free DNA, services and related technology from CareDx, Inc. for a period of five years from the effective date of the agreement.

University of Minnesota Promissory Note

In January 2019, we issued to the University of Minnesota Regents (the “University”), then a beneficial owner of greater than 5% of our common stock, (1) a promissory note in the amount of $385,997 and (2) a 10-year warrant to purchase 20,587 shares of our common stock at an exercise price of $3.75 per share in satisfaction of our minimum royalty obligation for the year ended December 31, 2018 under our exclusive patent license agreement with the University (the “EPLA”), which agreement is described further under the heading “Collaborations and Partnerships” in Part I, Item 1 of our annual report on Form 10-K for 2021.

As of December 31, 2021, we had paid the University $1,125,081 under the EPLA. In February 2021, we entered into an amendment to the EPLA that allows us to defer the payment of any difference between the existing minimum annual payments and what was actually provided to the University for 2020 and 2021 and such differences, if any, will be added to the minimum sums required for 2022 and 2023, respectively.

Reprise License Agreement and Stock Sale

In June 2019, we entered into a patent and know-how license agreement (as amended, the “Reprise License Agreement”) with our then subsidiary, Reprise Biomedical, Inc. (“Reprise”) that entitles us to an annual payment equal to the greater of $500,000 and 6.5% of all sales of products utilizing our decellularization technology, and which grants Reprise an exclusive license over any acellular products derived from our perfusion decellularization technology. Under the Reprise License Agreement, we received royalty payments totaling of $33,066 and $46,530 during 2021 and 2020, respectively. We entered into an amendment to the Reprise License Agreement on February 21, 2021 that allows Reprise to defer the payment of any difference between the existing minimum annual payments and what was actually provided to the to us for 2020 and 2021 and such differences, if any, will be added to the minimum sums required for 2022 and 2023, respectively. We have recorded long-term receivables of $920,404 and $453,470 for 2021 and 2020, respectively, related to the minimum royalty payments due from Reprise, but due to the uncertainty regarding collectability, we have fully reserved against the receivables.

The Company held shares of common stock representing a 45% ownership interest in Reprise at the time the Reprise License Agreement was executed. On November 15, 2020, the Company sold shares representing a 27% ownership interest in Reprise for $3,000,000. The Company sold all of its remaining ownership interest in Reprise in March 2021 for $2,000,000. For 2021 and 2020, we recognized gains of $2.0 million and $2.1 million, respectively, related to the sales of shares in Reprise.

Mr. Ross served as a member of the board of directors of Reprise from June 2019 to April 2021 and Mr. Eibensteiner, who served on our Board until June 2021, also served on the board of directors of Reprise during that time.

Indemnification Agreements

We have entered or intend to enter into indemnification agreements with each of our directors and officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

Policies and Procedures for Related Party Transactions

Our Board has adopted a written Related Party Transaction Policy, which sets forth the policies and procedures for the review and approval or ratification of related-party transactions. This policy covers any transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant and a related party had or will have a direct or indirect material interest, as determined by the Audit Committee of our Board, who is tasked with enforcing this policy, including, without limitation, purchases of goods or services by or from the related party or entities in which the related party has a material interest, and indebtedness, guarantees of indebtedness or employment by us of a related party. In reviewing and approving any such related party transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including but not limited to whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated third party and the extent of the related person’s interest in the transaction.

All related party transactions described in this section occurred prior to adoption of this policy and as such, these transactions were not subject to the approval and review procedures set forth in the policy. However, these transactions were reviewed and approved by our Board.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock, as of April 14, 2022, by each of our directors or nominees for director, by each of our executive officers named in the Summary Compensation Table herein, by all directors, nominees and executive officers as a group, and by each stockholder who is known by us to own beneficially more than 5% of our outstanding common stock. Unless otherwise indicated in a footnote below, the address of each director, nominee and executive officer is care of Miromatrix Medical Inc. at 6455 Flying Cloud Drive, Suite 107, Eden Prairie, Minnesota 55344.

	Amount and
	Nature of		Percentage
	Beneficial		Outstanding
Name and Address of Beneficial Owner	Ownership(a)		Shares
Greater than 5% Stockholders:
DaVita, Inc.	1,980,091	(b)	9.6%
2000 16th Street Denver, Colorado 80202
Baxter International Inc.	2,083,333	(c)	10.1%
One Baxter Parkway Deerfield, Illinois 60015
Directors and Named Executive Officers
Jeffrey Ross	607,865	(d)	2.9%
Brian Niebur	150,415	(e)	* %
Laji Kattungal	20,000	(f)	* %
Paul Buckman	207,860	(g)	1.0%
William Burke	4,405	(h)	* %
John Erb	211,527	(i)	1.0%
Lisa Wipperman Heine	4,405	(h)	* %
Peter Maag	5,555	(h)	* %
All directors and current executive officers as a group (8 persons)	1,041,617	(j)	4.9%

*	Less than one percent.
(a)	Unless otherwise indicated in a footnote below, (i) the listed beneficial owner has sole voting power and investment power with respect to such shares, and (ii) no director or executive officer has pledged as security any shares shown as beneficially owned. Includes shares subject to options that are currently exercisable and shares subject to options that are scheduled to become exercisable or vest and settle, as applicable, within 60 days of April 14, 2022 and shares, if any, held pursuant to employee stock purchase plans. Excludes fractional shares held by any listed beneficial owner
(b)	Based on Schedule 13G filed with the SEC on February 11, 2022 on behalf of Cheshire MD Holdings, LLC (“Cheshire”) and DaVita Inc. (“DaVita”), reflecting beneficial ownership as of December 31, 2021, which reported possession of shared voting and dispositive power over all of the shares. As a result of DaVita’s ownership interest in Cheshire, DaVita may be deemed to indirectly beneficially own the shares of common stock, all of which were reported to be beneficially owned directly by Cheshire.
(c)	Based on Schedule 13G filed by with the SEC on February 14, 2022 on behalf of Baxter International Inc. (“Baxter”) and Baxter Healthcare Corporation (“BHC”) reflecting beneficial ownership as of December 31, 2021 and reporting on January 26, 2021 which reported possession of shared voting and dispositive power over all of the shares. The shares were reported as owned directly by BHC, which is a wholly owned subsidiary of Baxter
(d)	Includes 364,277 shares subject to options.
(e)	Includes 143,747 shares subject to options.
(f)	Includes 20,000 shares subject to options.
(g)	Consists of 8,555 shares held in a trust, 193,750 shares subject to options and 5,555 shares subject to restricted stock units.
(h)	Consists of shares subject to restricted stock units.
(i)	Includes 193,750 shares subject to options and 5,555 shares subject to restricted stock units.
(j)	Includes 751,777 shares subject to options and 25,475 shares subject to restricted stock units.

HOUSEHOLDING

We have adopted a procedure approved by the SEC called “householding,” by which certain stockholders who do not participate in electronic delivery of proxy materials but who have the same address and appear to be members of the same family receive only one copy of our annual report, proxy statement and stockholder letter. Each stockholder participating in householding continues to receive a separate proxy card. Householding reduces both the environmental impact of our annual meetings and our mailing and printing expenses.

If you or another stockholder with whom you share an address currently receive multiple copies of our annual report, proxy statement, and/or stockholder letter, or if you hold shares in more than one account, but would like to receive only a single copy of materials for your household, then please contact Broadridge Financial Solutions, Inc., by calling (866) 540-7095 or by writing to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 1171. If you currently participate in householding and would prefer to receive separate copies of materials for the meeting or for 2023, then please contact us in the manner described above and you will receive additional copies, free of charge and promptly upon receipt of your request.

ADDITIONAL INFORMATION

Our annual report on Form 10-K for 2021, as filed with the SEC, is available on the SEC’s website, www.sec.gov, and our corporate website, www.miromatrix.com, under “Investor Relations.” Copies of the annual report on Form 10-K will be sent to any stockholder without charge upon written request addressed to the attention of our corporate secretary at 6455 Flying Cloud Drive, Suite 107, Eden Prairie, Minnesota 55344. Copies of exhibits to the annual report on Form 10-K may be obtained upon payment to us of the reasonable expense incurred in providing such exhibits.

OTHER MATTERS

The Board knows of no other matters which may be brought before the meeting. If any other matters are presented at the meeting on which a vote may properly be taken, the persons named as proxy holders will vote thereon in accordance with their best judgment.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/31/2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/31/2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

For All	Withhold All	For All Except
☐	☐	☐

____

1. Election of Directors

Nominees

01) Peter Maag 02) Lisa Wipperman Heine

0000566382_1 R1.0.0.24

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Not ce and Proxy Statement and Annual Report are ava lable at www.proxyvote.com MIROMATRIX MEDICAL INC. A$$*a# Mee)!$g %f S)%c" %#de'( J*$e 1, 2022 3:00 PM CDT T !( &'%+, !( (%#!c!)ed b, ) e B%a'd %f D!'ec)%'( T$! 0* !-.%#*! $!-!b4 a,,+%*/. J!""-!4 R+.. a* Ja)!. D+0#(a., +-!%/$!-+" /$!), a. ,-+3%!., !ac$ 2%/$ /$! ,+2!-/+ a,,+%*/ $%. .0b./%/0/!, a* $!-!b4 a0/$+-%5!. /$!) /+ -!,-!.!*/ a* /+ 1+/!, a.!.%#*a/! +* /$! -!1!-.! .% ! +" /$%. ba((+/, a(( +" /$! .$a-!. +" c+))+* ./+c' +" MIROMATRIX MEDICAL INC. /$a/ /$! 0* !-.%#*! %. !*/%/(! /+ 1+/! a/ /$! A**0a( M!!/%*# +" S/+c'$+( !-. /+ b! $!( a/ 3:00 PM, CDT +* J0*! 1, 2022, a/ 6455 F(4%*# C(+0 D-%1!, S0%/! 107, E !* P-a%-%!, MN 55344, a* a*4 a &+0-*)!*/ +-,+./,+*!)!*/ /$!-!+". This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side 0000566382_2 R1.0.0.24